KERYX BIOPHARMACEUTICALS RECEIVES NASDAQ NOTIFICATION

NEW YORK, NY, November 21, 2008 /PRNewswire-FirstCall / -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced that on November 17, 2008, it received notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The Nasdaq Capital Market.

In the letter, Nasdaq Staff requested that the Company provide, on or before December 2, 2008, a specific plan to achieve and sustain compliance with all of The Nasdaq Capital Market listing requirements, and the time frame required for completion of the plan. The Company is preparing its plan for submission to Nasdaq by the specified date.

If, after the conclusion of the review process, Nasdaq Staff determines that the Company has not presented an adequate plan to address the issues noted, the Nasdaq Staff will provide the Company with written notification that its securities will be delisted. The Company may then appeal the Nasdaq Staff's decision to a Nasdaq Listing Qualifications Panel.

The notification from Nasdaq has no effect at this time on the continued listing of Keryx Biopharmaceuticals' common stock on The Nasdaq Capital Market.

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex™ (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex is currently in Phase 2 clinical development for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. The Company is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types. The Company also has an in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward- looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will satisfy Nasdaq's conditions for continued listing on The Nasdaq Capital Market, that the Company will submit a plan to achieve compliance with The Nasdaq Capital Market listing requirements that adequately addresses the issues noted by the Nasdaq staff, that any potential appeal or hearing for a stay of delisting from The Nasdaq Capital Market will be successful, or that the Company's common stock will remain listed on The Nasdaq Capital Market; that the Company will complete cost-effective clinical trials or meet as anticipated the development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401, to help generate greater interest in the market for its common stock; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director - Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com